EXHIBIT 10.4

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

AMERICAN CAPITAL STRATEGIES, LTD.

6.565% Senior Note, Series 2006-B, due February 9, 2011

No. RB-1	February 9, 2006
£3,000,000	PPN 024937 B@ 2

FOR VALUE RECEIVED, the undersigned, AMERICAN CAPITAL STRATEGIES, LTD. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to PANTHER CDO I B.V., or registered assigns, the principal sum of THREE MILLION STERLING on February 9, 2011, with interest (computed on the basis of a 365-day or 366-day year, as applicable and paid for the actual number of days elapsed) (a) on the unpaid balance thereof at the rate of 6.565% per annum from the date hereof, payable semiannually in arrears, on the ninth day of February and August in each year, commencing with the February 9 or August 9 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as such term is defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (1) 8.565% or (2) 2.00% over the rate of interest publicly announced from time to time by The Royal Bank of Scotland plc from time to time at its principal office in London, England as its “base” or “prime” rate for loans denominated in Sterling.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in Sterling at the principal offices of Wachovia Bank, National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to that certain Note Purchase Agreement dated as of February 9, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding the choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

AMERICAN CAPITAL STRATEGIES, LTD.

By	/s/ Malon Wilkus
Name:	Malon Wilkus
Title:	Chairman, President and Chief Executive Officer